Exhibit 99.3

Farmmi, Inc.

No. 307, Tianning Industrial Area

Lishui, Zhejiang Province s People’s Republic of China s Phone: +86-057-1875555801

November 14, 2017

Loan Lauren P. Nguyen, Legal Branch Chief

Office of Natural Resources

Division of Corporate Finance

U.S. Securities and Exchange Commission

Mail Stop 4631

100 F Street, N.E.

Washington, D.C. 20549-4631

Re:	Farmmi, Inc.

Registration Statement on Form F-1

Filed November 10, 2017

CIK No. 0001701261

Dear Ms. Nguyen:

I am the Chief Executive Officer of Farmmi, Inc., a Cayman Islands company (the “Company”). In connection with a proposed initial public offering of the Company’s common shares, we hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”), the Registration Statement on Form F-1 (the “Registration Statement”) must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of its confidential submission on September 12, 2017, the Company’s Amendment No. 1 to the Draft Registration Statement satisfied Item 8.A.4 of Form 20-F, which is applicable to the Amendment No. 1 to the Draft Registration Statement pursuant to Item 4(a) of Form F-1, because it contains audited financial statements for the two years ended September 30, 2016 and 2015. However, because the Company’s audited financial statements for the year ended September 30, 2017 will not be available until approximately January 1, 2017. At the time of the Registration Statement on November 10, 2017, the Company’s Registration Statement contains only audited financial statements for the two years ended September 30, 2016 and 2015 and unaudited financial statements for the six months ended March 31, 2017 and 2016, in each case prepared in accordance with U.S. Generally Accepted Accounting Practices. Additionally, the Company may need to at least one amendment after the date hereof and prior to the availability of the audited financial statements for the year ended September 30, 2017 containing the same financial statements as those that are contained in its most recent filing.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s November 1, 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Staff notes:

Loan Lauren P. Nguyen, Legal Branch Chief

November 14 2017

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, on behalf of the Company, I represent to the Commission that:

1.             The Company is not currently a public reporting company in any other jurisdiction.

2.             The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.

3.             Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4.             The Company does not anticipate that its audited financial statements for the year ended September 30, 2017 will be available until January 1, 2018.

5.             In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

We will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact me if you have any questions regarding the foregoing or if we can provide any additional information.

Sincerely,
Farmmi, Inc.

By:	/s/ Yefang Zhang
Name:	Yefang Zhang
Its:	Chief Executive Officer